Exhibit 4.3

AMENDMENT NO. 1

TO THE

SHAREHOLDERS AGREEMENT

THIS AMENDMENT NO. 1. (the “Amendment”), is dated as of May 25, 2012, to the Shareholders Agreement, dated as of February 10, 2011, by and among Kinder Morgan, Inc., a Delaware Corporation (the “Company”) and the Shareholders identified on the signature pages thereto (the “Shareholders Agreement”). Capitalized terms used in this Amendment shall have the same meanings given to them in the Shareholders Agreement unless otherwise indicated.

WHEREAS, the Company has entered into that certain Agreement and Plan of Merger, dated as of October 16, 2011, by and among the Company, Sherpa Merger Sub, Inc., a Delaware corporation, Sherpa Acquisition, LLC, a Delaware limited liability company, El Paso Corporation, a Delaware corporation (f/k/a Sirius Holdings Merger Corporation) (“El Paso Corporation”), El Paso LLC, a Delaware limited liability company (f/k/a El Paso Corporation and successor in interest to Sirius Merger Corporation) (the “Merger Agreement”);

WHEREAS, pursuant to Section 5.15 of the Merger Agreement, the Company has agreed to take all actions necessary to elect two (2) individuals designated by El Paso Corporation to the Company’s Board of Directors (the “Board”);

WHEREAS, in connection with the transactions contemplated by the Merger Agreement, certain stockholders of the Company entered into a Voting Agreement, dated as of October 16, 2011, by and among El Paso Corporation and the Stockholders (as defined in the Voting Agreement) (the “Voting Agreement”);

WHEREAS, in order to give effect to the matters set forth in Section 5.15 of the Merger Agreement, pursuant to the Voting Agreement, the Stockholders agreed to amend the Shareholders Agreement of the Company to increase the size of the Board;

WHEREAS, the Stockholders agree to further amend the Shareholders Agreement to include references to certain subsidiaries of El Paso Corporation; and

WHEREAS, the parties executing this Amendment collectively constitute those parties required, in accordance with Section 7.10 of the Shareholders Agreement, to execute this Amendment in order for this Amendment to be effective.

NOW, THEREFORE, in consideration of mutual covenants and undertakings contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in accordance with Section 7.10 of the Shareholders Agreement, the parties hereto hereby agree as follows:

1.	Amendments.

a.	Definitions.

i.	Clause (b) of the definition of “Blackout Period” in Section 1.1 of the Shareholders Agreement shall be deleted in its entirety and replaced with the following:

(b) in the event a KMP, EPB or KMR securities offering with anticipated offering proceeds of at least $150,000,000 is occurring, a period of seven (7) calendar days as specified in the written notice delivered by the Company to the applicable Shareholders pursuant to Section 5.1(e) or Section 5.3(d) (or such shorter period if the Company notifies the applicable Shareholders prior to the expiration of the seven (7) calendar day period); provided, that a Blackout Period described in this clause (b) may not occur more than twice in any period of twelve (12) consecutive months; and

ii.	The following definitions shall be added to Section 1.1 of the Shareholders Agreement:

“EPB” means El Paso Pipeline Partners, L.P., a Delaware limited partnership.

“EPGP” means El Paso Pipeline GP Company, L.L.C., a Delaware limited liability company.

iii.	The definition of “KMP Observers” in Section 1.1 of the Shareholders Agreement shall be deleted in its entirety and replaced with the following:

“Partnership Observers” has the meaning set forth in Section 3.6(b).

iv.	The definition of “Subsidiary” or “Subsidiaries” in Section 1.1 of the Shareholders Agreement shall be deleted in its entirety and replaced with the following:

“Subsidiary” or “Subsidiaries” means, with respect to any Person, as of any date of determination, any other Person as to which such Person owns, directly or indirectly, or otherwise controls, more than 50% of the voting shares or other similar interests or is general partner or managing member of, or serves in a similar capacity for, such Person (including, in the case of the Company, KMP, KMR and EPB and their respective Subsidiaries).

b.	Number of Directors.

The first sentence of Section 3.1(a) of the Shareholders Agreement which states “The number of directors shall initially be thirteen (13) and may be increased in accordance with Section 3.3 or reduced in accordance with this Section 3.1(a).” shall be deleted in its entirety and replaced with the following:

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“The number of directors shall, as of May 25, 2012, be fifteen (15) and may be increased in accordance with Section 3.3 or reduced in accordance with this Section 3.1(a).”

c.	Certain Agreements.

Section 3.6 of the Shareholders Agreement shall be deleted in its entirety and replaced with the following:

Section 3.6 CERTAIN AGREEMENTS.

(a) Upon the reasonable request of the Investor Shareholders holding Voting Securities representing a majority of the Total Voting Power of all Voting Securities then held by the Investor Shareholders (with respect to which the Company shall not unreasonably object), the Company shall, with regard to any Subsidiaries of the Company, cause the directors nominated to the Board by the Investor Shareholders pursuant to Article III (considered as a group) to be appointed or elected to the boards or governing bodies of such Subsidiaries of the Company (other than KMGP, KMP, KMR, EPGP, EPB or any of their Subsidiaries) so that the Investor Shareholders (as a group) have, as closely as is practicable, the same proportionate representation on such boards or governing bodies (or, with respect to Subsidiaries of the Company that become publicly traded after the date hereof (other than any Subsidiaries of KMR, KMP or EPB) on the seats of such boards or governing bodies for which the Company has the right to designate directors; provided, that the Investor Shareholders shall have agreed to the limitation on the ability of the Company to designate directors of such Subsidiaries) as they do on the Board.

(b) The Company shall (i) permit the Board nominees chosen by the Investor Shareholders and each Observer of the Investor Shareholders permitted to attend meetings of the Board pursuant to Section 3.2 (together, the “Partnership Observers”) to attend each meeting of the KMGP board, the EPGP board and the KMR board and any committees thereof, (ii) send to each Partnership Observer notice of the time and place of such meeting, (iii) provide to each Partnership Observer copies of all notices, reports, minutes and consents at the time and in the manner as they are provided to the members of the KMGP, EPGP and KMR boards and the relevant committees thereof; provided, however, that the KMGP, EPGP and KMR boards, and committees thereof, shall have the right to exclude the Partnership Observers from access to any board or committee meeting (or portion thereof) or any materials distributed to any board or committee members in the sole discretion of a majority of the members of such board or committee in attendance at such board or committee meeting (or, with respect to materials to be provided in advance of any meeting, a majority of the members of such board or committee, as applicable). A Partnership Observer shall recuse himself or herself from any portion of any board or committee meeting if (i) such Partnership Observer has actual

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knowledge that the Investor Shareholder that selected such Partnership Observer, or one of its controlled Affiliates, is engaged in, pursuing or evaluating any business opportunity that such Partnership Observer has actual knowledge that the Company or any of its Subsidiaries is either currently engaged in, pursuing or evaluating and the participation of such Partnership Observer would create a conflict of interest and (ii) such business opportunity is being discussed during such portion of such meeting (provided, that for the avoidance of doubt, no Partnership Observer shall be deemed to be in breach of his or her obligations pursuant to this sentence so long as such Partnership Observer recuses himself or herself from such portion of such meeting as promptly as practicable following the time in which it becomes reasonably apparent that such business opportunity is being discussed). All Partnership Observers, in connection with exercising their rights under this Section 3.6(b), shall be required (i) to execute and deliver to KMGP, EPGP or KMR, as applicable, a customary (for observers of public corporations) confidentiality agreement that is reasonably acceptable to such Partnership Observer and to KMGP, EPGP or KMR, as applicable, (ii) to undergo any training required by KMP’s, KMGP’s, KMR’s, EPB’s or EPGP’s policies regarding FERC standards of conduct that are applicable to KMGP , EPGP or KMR directors, as applicable, and (iii) to comply with any other regulatory requirements to the extent applicable to such Partnership Observer in his or her capacity as a Partnership Observer.

(c) So long as an Investor Shareholder constitutes an Eligible Investor Shareholder, the Company shall inform such Eligible Investor Shareholder promptly of any action or proposed action by the Company or any of its Affiliates (including KMP, EPB and KMR) that the Chief Executive Officer reasonably believes could impose any filing obligation, restriction or other regulatory burden (e.g., bank holding company registration, or public utility holding company registration) on such Eligible Investor Shareholder or its Affiliates. In addition, neither the Company nor any of its Subsidiaries or Affiliates (other than KMP, KMP’s operating partnerships, KMR, EPB or any of their respective Subsidiaries or controlled Affiliates, or KMGP (solely to the extent that KMGP (i) is acting in its capacity as a holder of shares of KMR or in its capacity as General Partner pursuant to Section 1.4 of the Delegation of Control Agreement to approve any action taken by KMR, or (ii) is acting in its capacity as the general partner of KMP or any of its operating partnerships to approve any matter on behalf of KMP or any of its operating partnerships (and not to the extent acting in another capacity, such as acting to amend or waive a right or obligation of KMGP (or of its direct or indirect parent entities) under any organizational document of KMP or its operating partnerships)) or EPGP (solely to the extent that EPGP is acting in its capacity as the general partner of EPB with respect to the business and affairs of EPB or to approve any matter on behalf of EPB (and not to the extent acting in another capacity, such as acting to amend or waive a right or obligation of EPGP (or of its direct or indirect parent entities) under any organizational document of EPB)) or KMGP Services Company, Inc. to the extent it is taking action related to carrying out the terms of the Employee Services Agreement dated as of January 1, 2001 (not including amendments or waivers), among KMGP Services Company, Inc., KMGP and KMP) will take any action (or authorize any of, commit, agree or propose to take any of, consent to or vote in favor of any action) that would

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impose any filing obligation, restriction or other regulatory burden (e.g., bank holding company registration, or public utility holding company registration) on any Eligible Investor Shareholder or its Affiliates that such Eligible Investor Shareholder reasonably determines could have a significant impact on the interests of such Eligible Investor Shareholder or its Affiliates (other than its interests as a Shareholder), without approval by such Eligible Investor Shareholder (it being understood that such limitation shall not be read to prohibit acquisitions that may prohibit future acquisitions by such Investor Shareholder or its Affiliates due to antitrust overlaps).

(d) So long as an Investor Shareholder constitutes an Eligible Investor Shareholder, the Company shall keep such Eligible Investor Shareholder informed, on a current basis, of any events or changes with respect to any criminal or regulatory investigation or action involving the Company or any of its Affiliates, so that such Eligible Investor Shareholder and its Affiliates will have the opportunity to take appropriate steps to avoid or mitigate any regulatory consequences to them that might arise from such investigation or action.

(e) So long as an Investor Shareholder constitutes an Eligible Investor Shareholder, the Company shall reasonably cooperate with such Eligible Investor Shareholder and its Affiliates in efforts to mitigate consequences of circumstances described in clause (c) or (d) (i.e., coordinating and assistance in meeting with regulators). Each Investor Shareholder who receives any non-public information pursuant to clause (c) or (d) agrees (i) to use it only in connection with purposes related to the subject matter of clauses (c), (d) or (e), as applicable, and (ii) to maintain the disclosed information in confidence, except as required by applicable law or applicable national securities exchange rule or to the extent that such information (A) enters the public domain through no fault of such Investor Shareholder or (B) is later lawfully acquired by such Investor Shareholder on a non-confidential basis from sources other than the Company and its Subsidiaries.

(f) Each Executive Management Shareholder agrees that he or she shall not, during the Non-Compete Period, directly or indirectly (other than on behalf of or at the request of the Company or its Subsidiaries):

(i) engage in, have an interest in, or otherwise be employed by (whether as an owner, operator, partner, member, manager, employee, officer, director, consultant, advisor, or representative), provide consulting or management services to, or permit his or her name to be used in connection with the activities of, any business or organization, engaged in a business that is competitive with a business in which the Company or any of its Subsidiaries engages (a “Competitive Business”); provided, that ownership of less than one percent (1%) of the outstanding stock of any publicly traded corporation shall not be deemed to be a violation of this Section 3.6(f) solely by reason thereof; provided, further, that, providing investment banking or legal services to a Competitive Business as an independent consultant, independent advisor or independent representative shall not be deemed to be a violation of this Section

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3.6(f) solely by reason thereof so long as providing such services is not the primary duties or business activities of such individual; provided, further, that, if the Board determines that the provisions of this Section 3.6(f)(i) should not apply to an Executive Management Shareholder (other than Kinder or Shaper) following the termination of such Executive Management Shareholder’s employment by the Company, the provisions of this Section 3.6(f)(i) shall be deemed waived with respect to such Executive Management Shareholder;

(ii) solicit any Person who is or, within the prior twelve (12) months, was, or whose Affiliate is or, within the prior twelve (12) months, was a customer of the Company or any of its Subsidiaries or persuade or attempt to persuade any such Person not to be a customer of the Company or any of its Subsidiaries or to reduce the amount of business that such customer does with the Company or any of its Subsidiaries, or enter into or seek to enter into any agreement (to the extent such agreement is of a nature that is related to the business in which the Company or any of its Subsidiaries engage) with, to the Executive Management Shareholder’s knowledge, any such Person; or

(iii) contact, approach or solicit for the purpose of offering employment to or hiring or retaining, or actually hire or retain any Person who is or was employed or retained by the Company or its Affiliates as an employee during the immediately preceding twelve (12) months or attempt to persuade any Person not to continue to be employed or retained by the Company or its Affiliates or to terminate his or her employment or services with the Company or its Affiliates; provided, that notwithstanding the foregoing, general solicitations of employment published in a journal, newspaper or other publication of general circulation and not specifically directed towards such employees, consultants or independent contractors shall not be deemed to constitute solicitation for purposes of this Section 3.6(f)(iii).

(iv) Notwithstanding anything to the contrary in this Section 3.6(f), with respect to the country of Mexico, this Section 3.6(f) will only apply (and therefore will be limited) to activities that are competitive with the businesses in which any of the Mexican Subsidiaries of the Company engages.

Each Executive Management Shareholder acknowledges and agrees that: (A) the time and geographical scope of the restrictions of this Section 3.6(f) are reasonable; (B) the burden on the Executive Management Shareholder of complying with the restrictions of this Section 3.6(f) is not unreasonable; (C) the general public policy is not harmed by the restrictions of this Section 3.6(f); and (D) the restrictions of this Section 3.6(f) are necessary for the protection of the Company and its Subsidiaries. Each Executive Management Shareholder further acknowledges and agrees (x) the Executive Management Shareholder’s breach of the provisions of this Section 3.6(f) will cause the Company irreparable harm, which cannot be adequately compensated by money damages, (y) if the Executive Management Shareholder breaches or threatens to breach the provisions of this Section 3.6(f) and the Company (by vote of a majority of the

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members of the Board) seeks an injunction against the Executive Management Shareholder, there is a reasonable probability of the Company’s eventual success on the merits and (z) if the Executive Management Shareholder breaches or threatens to breach the provisions of this Section 3.6(f) and the Company (by vote of a majority of the members of the Board) seeks an injunction against the Executive Management Shareholder, a balancing of equities will be in favor of the Company. Each Executive Management Shareholder consents and agrees that if the Executive Management Shareholder commits any such breach or threatens to commit any breach, the Company (by vote of a majority of the members of the Board) shall be entitled to temporary and permanent injunctive relief from a court of competent jurisdiction, without posting any bond or other security and without the necessity of proof of actual damage, in addition to, and not in lieu of, such other remedies as may be available to the Company for such breach, including the recovery of money damages. If any of the provisions of this Section 3.6(f) are determined to be wholly or partially unenforceable, each Executive Management Shareholder hereby agrees that this Agreement or any provision hereof may be reformed so that it is enforceable to the maximum extent permitted by law. If any of the provisions of this Section 3.6(f) are determined to be wholly or partially unenforceable in any jurisdiction, such determination shall not be a bar to or in any way diminish the Company’s right to enforce any such covenant in any other jurisdiction.

(g) So long as an Investor Shareholder constitutes an Eligible Investor Shareholder, the Company shall not, and shall not cause any of its Subsidiaries to, take any action, and shall take all actions as a shareholder within its power to prevent its Subsidiaries from taking any action to cause the board of KMGP to consist of less than a majority of individuals who qualify as independent directors under the Exchange Act and the standards established by each national securities exchange upon which securities of KMP are listed for trading.

(h) Except as otherwise provided in this Section 3.6(h), the Company shall not, directly or indirectly, engage in any Charter Change of Control that does not constitute a Cash Change of Control (a “Non-Cash Change of Control”) without the unanimous affirmative vote of all holders of Shares unless the organizational documents and capital structure of the acquiring, surviving or resulting Person in the Non-Cash Change of Control preserve in all material respects the economic and other rights (including conversion, Transfer, distribution and governance rights as set forth in the Charter, the Bylaws and this Agreement) and characteristics and tax treatment, including on a relative basis, of the Investor Shareholders, the Class A Shares, the Class B Shares, the Class C Shares and the Class P Shares as they exist immediately prior to such Non-Cash Change of Control (a “Replicated Change of Control”) (and if such rights are so preserved, then the unanimity requirement stated above shall not apply and in lieu thereof, the regular approval requirements that would otherwise be applicable shall apply instead).

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(i) A determination that such Non-Cash Change of Control satisfies the requirements, set forth in paragraph (h) above, to be a Replicated Change of Control shall require approval by the following: (A) the Investor Shareholders holding Voting Securities representing a majority of the Total Voting Power then held by the Investor Shareholders that continue to hold Class A Shares, (B) Kinder (so long as Kinder (together with his Permitted Transferees) continues to hold Class A Shares), (C) the holders of Class B Shares representing a majority of the issued and outstanding Class B Shares (not to be unreasonably withheld or delayed) and (D) the holders of Class C Shares representing a majority of the issued and outstanding Class C Shares (not to be unreasonably withheld or delayed). If the requisite Shareholders approve a Non-Cash Change of Control as a Replicated Change of Control pursuant to this Section 3.6(h)(i), then the holders of the Class A Shares, the Class B Shares and the Class C Shares shall receive the consideration proposed in such Replicated Change of Control for the Class A Shares, the Class B Shares and the Class C Shares, as applicable, and shall not receive the consideration provided for under Section D.1(e) of Article Fourth of the Charter for a Charter Change of Control.

(A) If the requisite shareholders, except for the holders of Class C Shares representing a majority of the issued and outstanding Class C Shares, approve a Non-Cash Change of Control as a Replicated Change of Control pursuant to Section 3.6(h)(i), then the Company nevertheless may engage in such Non-Cash Change of Control and the holders of the Class A Shares and the Class B Shares shall receive the consideration proposed in the Replicated Change of Control for the Class A Shares and the Class B Shares, as applicable, and shall not receive the consideration provided for under Section D.1(e) of Article Fourth of the Charter for a Charter Change of Control, and the holders of the Class C Shares shall receive the consideration provided for the Class C Shares under Section D.1(e) of Article Fourth of the Charter for a Charter Change of Control (other than a Replicated Change of Control), provided that such Non-Cash Change of Control must be a bona fide transaction with a third party that is not an Affiliate of the Company (other than Kinder and his Affiliates (excluding any Person who is an Affiliate of Kinder solely as a result of such Person’s relationship with the Company and its Subsidiaries)) or any Investor Shareholder; provided, further, that such transaction may be with or involve KMP, KMR, EPB or their respective Subsidiaries or controlled Affiliates.

(B) The Company shall provide written notice to all Class C Shareholders of its intent to pursue a Non-Cash Change of Control pursuant to Section 3.6(h)(i)(A). If the holders of Class C Shares representing a majority of the issued and outstanding Class

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C Shares elect to participate in such Non-Cash Change of Control by notifying the Company in writing within ten (10) calendar days after receipt of the Company’s notice, the holders of the Class C Shares shall receive the consideration proposed in such Non-Cash Change of Control for the Class C Shares and shall not receive the consideration provided for under Section D.1(e) of Article Fourth of the Charter for a Charter Change of Control.

(ii) Regardless of whether or not the holders of Class B Shares and/or the holders of Class C Shares have approved a Non-Cash Change of Control as a Replicated Change of Control pursuant to Section 3.6(h)(i), (A) the Investor Shareholders holding Voting Securities representing a majority of the Total Voting Power then held by the Investor Shareholders that continue to hold Class A Shares and (B) Kinder (so long as Kinder (together with his Permitted Transferees) continues to hold Class A Shares), may agree in writing that such Non-Cash Change of Control shall not be subject to the requirement to be a Replicated Change of Control so long as such Non-Cash Change of Control (x) is a bona fide transaction with a third party that is not an Affiliate of the Company (other than Kinder and his Affiliates (excluding any Person who is an Affiliate of Kinder solely as a result of such Person’s relationship with the Company and its Subsidiaries)) or any Investor Shareholder; provided, further, that such transaction may be with or involve KMP, KMR, EPB or their respective Subsidiaries or controlled Affiliates and (y) provides for the holders of the Class A Shares, the Class B Shares and the Class C Shares to receive the consideration provided for under Section D.1(e) of Article Fourth of the Charter for a Charter Change of Control (other than a Replicated Change of Control).

(iii) The requirements of this Section 3.6(h) shall be in addition to any other approvals required by the Charter, the Bylaws or applicable law for a Non-Cash Change of Control.

(i) Kinder agrees that, from the date of this Agreement until May 31, 2015, Kinder shall notify the Eligible Investor Shareholders prior to Kinder (including his Permitted Transferees and, to the extent of his control, his Affiliates), directly or indirectly, effecting, or offering or proposing (whether publicly or otherwise) to effect, any acquisition of beneficial ownership of any securities of the Company or any of its Subsidiaries that are publicly traded in a transaction or a series of related transactions involving a value in excess of $50,000,000.

(j) The Company shall make one-time compensatory cash payments in an aggregate amount of approximately $100,000,000 to certain non-executive management employees of the Company and its Subsidiaries, which one-time payments shall be in addition to the Company’s usual periodic cash compensatory payments made to employees. The employee payees of such one-time payments and amount payable to

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each such employee payee shall be at the discretion of the Chief Executive Officer of the Company and the timing of such one-time payments shall be at the discretion of the Company’s management; provided, that such one-time payments shall be made reasonably promptly after the payment of the Company’s initial quarterly dividend following the consummation of the IPO; provided, further, that any such one-time payments to holders of Class B Shares or Class C Shares pursuant to this Section 3.6(j) shall be subject to approval by the board of directors pursuant to Section 3.12(i) of the Bylaws.

(k) Without limitation to any other rights granted to the Investor Shareholders by the Company pursuant to the Charter, Bylaws, this Agreement, or pursuant to applicable law, the Company shall provide each Investor Shareholder that holds Class A Shares or Related Shares or its designated agents or representatives with the right to inspect, audit, excerpt or copy the Company’s share registry, share transfer books and other documents and information related to the ownership of the Class A Shares, the Class B Shares, the Class C Shares and the Class P Shares as such Investor Shareholder may request, including the Phantom Class B Shares and Phantom Class C Shares of the Canadian Participants as well as the Class B Shares and Class C Shares held by the Canadian Plan Entity that correspond to such Phantom Class B Shares and Phantom Class C Shares, in order to confirm ownership calculations, in each case at such times during reasonable business hours as such Investor Shareholders shall reasonably request.

(l) In the event of an All Cash Tender Offer or a Non-Cash Tender Offer (each, a “Tender Offer”), the parties agree as follows:

(i) If such Tender Offer permits delivery of shares via a notice of guaranteed delivery, each Class A Shareholder intending to tender Class P Shares received upon a Voluntary Conversion of such Class A Shareholder’s Class A Shares into such Tender Offer shall use commercially reasonable efforts (and the Company shall reasonably cooperate in such efforts) to tender such Class P Shares into such Tender Offer via a notice of guaranteed delivery; provided, that tendering via a notice of guaranteed delivery does not impair, prejudice or otherwise adversely affect such Class A Shareholder’s ability to participate in or otherwise receive the benefits of such Tender Offer. If such Class A Shareholder does tender Class P Shares via a notice of guaranteed delivery pursuant to this Section 3.6(l)(i), such Class A Shareholder shall issue a Conversion Notice to the Company and the Transfer Agent at a time as close as practicable to the then-current expiration time of such Tender Offer to ensure sufficient time for the conversion of such Class A Shares and the Transfer of such Class P Shares in accordance with the terms of such notice of guaranteed delivery and such Tender Offer, and, upon receipt of such Conversion Notice, the Company shall use its reasonable best efforts to ensure that such conversion and such Transfer occur in accordance with the terms of such notice of guaranteed delivery and such Tender Offer.

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(ii) In the event that such Tender Offer does not permit delivery of shares via a notice of guaranteed delivery, each Class A Shareholder intending to tender Class P Shares received upon a Voluntary Conversion of such Class A Shareholder’s Class A Shares into such Tender Offer and the Company shall use its commercially reasonable efforts to enable such Class A Shareholder to tender Class P Shares into such Tender Offer while preserving the relative economic rights (in a manner consistent with the intent and purpose of the Charter, the Bylaws and this Agreement) of the holders of Class A Shares, Class B Shares and Class C Shares to distributions and to Class P Shares (and distributions thereon) issuable upon conversion of their Class A Shares, Class B Shares and Class C Shares during the pendency of such Tender Offer. The parties acknowledge that there may be delays (which each of the parties shall use its reasonable best efforts to cooperate in keeping as short as practicable) in calculating the amount of distributions payable to the holders of Class A Shares, Class B Shares, Class C Shares and Class P Shares pursuant to Section C of Article Fourth of the Charter (in a manner consistent with the intent and purpose of the Charter, the Bylaws and this Agreement), or the number of Class P Shares issuable upon conversion of Class A Shares, Class B Shares and Class C Shares pursuant to Section D of Article Fourth of the Charter (in a manner consistent with the intent and purpose of the Charter, the Bylaws and this Agreement), in each case during the pendency of such Tender Offer, which may result in delays (which each of the parties shall use its reasonable best efforts to cooperate in keeping as short as practicable) in the payment of such distributions or the delivery of such Class P Shares to holders of Class A Shares, Class B Shares or Class C Shares. Without limiting the generality of the foregoing, the parties shall, to the extent necessary or appropriate to achieve the purpose and intent of this Section 3.6(l)(ii), consider in good faith consenting to reasonable escrow mechanics (e.g., that contemplate the temporary placement of such distributions or such Class P Shares in escrow), which consents shall not be unreasonably withheld or delayed; provided, that each of the parties shall use its reasonable best efforts to cooperate in keeping any such escrow period as short as practicable; provided, further, that nothing in this Section 3.6(l)(ii) shall be interpreted to require any such Class A Shareholder to take, or refrain from taking, any action to the extent taking (or not taking) such action would impair, prejudice or otherwise adversely affect such Class A Shareholder’s ability to participate in or otherwise receive the benefits of such Tender Offer.

(iii) Terms used in this Section 3.6(l) but not defined in this Agreement shall have the meanings given such terms in the Charter.

(m) The Canadian Plan Entity shall be established in connection with

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the Company’s administration of the Canadian Plan for the Canadian Participants. Each Phantom Class B Share shall provide for payments, if any, in gross amounts and gross value no greater than (and shall have vesting and forfeiture provisions upon termination of employment no more favorable to the Canadian Participant holding such Phantom Class B Share than), the Class B Share held by the Canadian Plan Entity to which such Phantom Class B Share corresponds (including, for the avoidance of doubt, Class P Shares, if any, received upon automatic conversion of such corresponding Class B Share); provided, that, subject to the foregoing limitations and to the extent that the Company in good faith determines is necessary or appropriate to mitigate any negative consequences to either the Company or holders of Phantom Class B Shares, the Company may elect to make distributions in cash in lieu of Class P Shares received in respect of the automatic conversion of Class B Shares held by the Canadian Plan Entity that would otherwise be distributable as a result of such automatic conversion. Each Phantom Class C Share shall provide for payments, if any, in gross amounts and gross value no greater than the Class C Share held by the Canadian Plan Entity to which such Phantom Class C Share corresponds (including, for the avoidance of doubt, Class P Shares, if any, received upon automatic conversion of such corresponding Class C Share); provided, that, subject to the foregoing limitations and to the extent that the Company in good faith determines is necessary or appropriate to mitigate any negative consequences to either the Company or holders of Phantom Class C Shares, the Company may elect to make distributions in cash in lieu of Class P Shares received in respect of the automatic conversion of Class C Shares held by the Canadian Plan Entity that would otherwise be distributable as a result of such automatic conversion. Each Phantom Class B Share and each Phantom Class C Share shall have exactly one corresponding Class B Share and Class C Share, respectively, in each case held by the Canadian Plan Entity, and the automatic conversion of any such corresponding Class B Share or Class C Share into Class P Shares shall result in the cancellation of the applicable Phantom Class B Share or Phantom Class C Share. In the event that the Company elects to make a distribution in cash in lieu of Class P Shares pursuant to the foregoing provisos of this Section 3.6(m), then the Company shall take all action necessary or appropriate for such Class P Shares to be immediately cancelled. All Phantom Class B Shares and Phantom Class C Shares shall at all times be held only by the Canadian Participants. Amendments, modifications or waivers of any provision of any organizational or other governing document of the Canadian Plan Entity or any governing or similar document of the Canadian Plan, in each case, shall require, in addition to any required approvals, the approval of (i) Kinder (so long as Kinder (together with his Permitted Transferees) owns at least 1.0% of the Total Voting Power), (ii) the Investor Shareholders holding Voting Securities representing a majority of the Total Voting Power then held by the Investor Shareholders (so long as the Investor Shareholders own at least an aggregate amount of 1.0% of the Total Voting Power), (iii) in the case of an amendment or modification that would modify the rights or obligations of any Investor Shareholder adversely, such Investor Shareholder so affected (so long as such Investor Shareholder owns any Voting Securities), (iv) in the case of an amendment or modification that would modify the rights or obligations of the holders of Class B Shares (taken as a whole) adversely as compared to the holders of other classes of Common Stock of the Company, the holders of Class B Shares holding Class B Shares

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representing a majority of the issued and outstanding Class B Shares and (v) in the case of an amendment or modification that would modify the rights or obligations of the holders of Class C Shares (taken as a whole) adversely as compared to the holders of other classes of Common Stock of the Company, the holders of Class C Shares holding Class C Shares representing a majority of the issued and outstanding Class C Shares.

2. Effect on Shareholders Agreement. Other than as specifically set forth herein, all other terms and provisions of the Shareholders Agreement shall remain unaffected by the terms of this Amendment, and shall continue in full force and effect.

3. Certain Provisions of Shareholders Agreement. The provisions of Sections 7.1 through 7.4, and Section 7.7 through 7.9, of the Shareholders Agreement shall be applicable to this Amendment mutatis mutandis.

4. Entire Agreement. This Amendment, together with the Agreement as amended hereby, constitutes the entire agreement and supersedes all other prior agreements, both written and oral, among the parties with respect to the subject matter hereof.

[The remainder of the this page is intentionally blank]

13

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and delivered, all as of the date first set forth above.

KINDER MORGAN, INC.

By:	/s/ Joseph Listengart
Name:	Joseph Listengart
Title:	Vice President

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO SHAREHOLDERS AGREEMENT]

/s/ Richard D. Kinder
Richard D. Kinder

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO SHAREHOLDERS AGREEMENT]

GS CAPITAL PARTNERS V FUND, L.P.

By:	GSCP V Advisors, L.L.C. its General Partner

By:	/s/ Kenneth Pontarelli
Name: Kenneth Pontarelli
Title: Vice President

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO SHAREHOLDERS AGREEMENT]

GSCP V OFFSHORE KNIGHT HOLDINGS, L.P.

By:	GS Capital Partners V Offshore Fund, L.P. its General Partner

By:	GSCP V Offshore Advisors, L.L.C. its General Partner

By:	/s/ Kenneth Pontarelli
Name: Kenneth Pontarelli
Title: Vice President

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO SHAREHOLDERS AGREEMENT]

GSCP V GERMANY KNIGHT HOLDINGS, L.P.

By:	GSCP V GmbH Knight Holdings its General Partner

By:	/s/ Kenneth Pontarelli
Name: Kenneth Pontarelli
Title: Vice President

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO SHAREHOLDERS AGREEMENT]

GS CAPITAL PARTNERS V INSTITUTIONAL, L.P.

By:	GS Advisors V, L.L.C. its General Partner

By:	/s/ Kenneth Pontarelli
Name: Kenneth Pontarelli
Title: Vice President

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO SHAREHOLDERS AGREEMENT]

GS CAPITAL PARTNERS VI FUND, L.P.

By:	GSCP VI Advisors, L.L.C. its General Partner

By:	/s/ Kenneth Pontarelli
Name: Kenneth Pontarelli
Title: Vice President

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO SHAREHOLDERS AGREEMENT]

GSCP VI OFFSHORE KNIGHT HOLDINGS, L.P.

By:	GS Capital Partners VI Offshore Fund, L.P. its General Partner

By:	GSCP VI Offshore Advisors, L.L.C. its General Partner

By:	/s/ Kenneth Pontarelli
Name: Kenneth Pontarelli
Title: Vice President

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO SHAREHOLDERS AGREEMENT]

GSCP VI GERMANY KNIGHT HOLDINGS, L.P.

By:	GSCP VI GmbH Knight Holdings its General Partner

By:	/s/ Kenneth Pontarelli
Name: Kenneth Pontarelli
Title: Vice President

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO SHAREHOLDERS AGREEMENT]

GS CAPITAL PARTNERS VI PARALLEL, L.P.

By:	GS Advisors VI, L.L.C. its General Partner

By:	/s/ Kenneth Pontarelli
Name: Kenneth Pontarelli
Title: Vice President

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO SHAREHOLDERS AGREEMENT]

GOLDMAN SACHS KMI INVESTORS, L.P.

By:	GS KMI Advisors, L.L.C. its General Partner

By:	/s/ Kenneth Pontarelli
Name: Kenneth Pontarelli
Title: Vice President

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO SHAREHOLDERS AGREEMENT]

GSCP KMI INVESTORS, L.P.

By:	GSCP KMI Advisors, L.L.C. its General Partner

By:	/s/ Kenneth Pontarelli
Name: Kenneth Pontarelli
Title: Vice President

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO SHAREHOLDERS AGREEMENT]

GSCP KMI INVESTORS OFFSHORE, L.P.

By:	GSCP KMI Offshore Advisors, Inc. its General Partner

By:	/s/ Kenneth Pontarelli
Name: Kenneth Pontarelli
Title: Vice President

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO SHAREHOLDERS AGREEMENT]

GS INFRASTRUCTURE KNIGHT HOLDINGS, L.P.

By:	GS International Infrastructure Partners I, L.P. its General Partner

By:	GS Infrastructure Advisors 2006, L.L.C. its General Partner

By:	/s/ Kenneth Pontarelli
Name: Kenneth Pontarelli
Title: Vice President

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO SHAREHOLDERS AGREEMENT]

GS INSTITUTIONAL INFRASTRUCTURE PARTNERS I, L.P.

By:	GS Infrastructure Advisors 2006, L.L.C. its General Partner

By:	/s/ Kenneth Pontarelli
Name: Kenneth Pontarelli
Title: Vice President

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO SHAREHOLDERS AGREEMENT]

GS GLOBAL INFRASTRUCTURE PARTNERS I, L.P.

By:	GS Infrastructure Advisors 2006, L.L.C. its General Partner

By:	/s/ Kenneth Pontarelli
Name: Kenneth Pontarelli
Title: Kenneth Pontarelli

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO SHAREHOLDERS AGREEMENT]

HIGHSTAR II KNIGHT ACQUISITION SUB, L.P.

By:	Highstar Capital GP II, L.P., its General Partner

By:	Highstar Management II, LLC, its General Partner

By:	Highstar Capital LP, its attorney-in-fact

By:	/s/ illegible
Name:
Title:

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO SHAREHOLDERS AGREEMENT]

HIGHSTAR III KNIGHT ACQUISITION SUB, L.P.

By:	Highstar GP III Prism Fund, L.P., its General Partner

By:	Highstar Management III, LLC, its General Partner

By:	Highstar Capital LP, its attorney-in-fact

By:	/s/ illegible
Name:
Title:

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO SHAREHOLDERS AGREEMENT]

HIGHSTAR KNIGHT PARTNERS, L.P.

By:	Highstar Knight Co-Investment GP, LLC, its General Partner

By:	Highstar Capital LP, its attorney-in-fact

By:	/s/ illegible
Name:
Title:

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO SHAREHOLDERS AGREEMENT]

HIGHSTAR KMI BLOCKER LLC

By:	Highstar III Knight Acquisition Sub, L.P., its managing member

By:	Highstar GP III Prism Fund, L.P., its General Partner

By:	Highstar Management III, LLC, its General Partner

By:	Highstar Capital LP, its attorney-in-fact

By:	/s/ illegible
Name:
Title:

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO SHAREHOLDERS AGREEMENT]

CARLYLE PARTNERS IV KNIGHT, L.P.

By:	TC Group IV, L.P., its general partner

By:	TC Group IV Managing GP, L.L.C., its general partner

By:	TC Group, L.L.C., its sole member

By:	TCG Holdings L.L.C., its managing member

By:	/s/ Glenn A. Youngkin
Name: Glenn A. Youngkin
Title: Managing Director

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO SHAREHOLDERS AGREEMENT]

CP IV COINVESTMENT, L.P.

By:	TC Group IV, L.P., its general partner

By:	TC Group IV Managing GP, L.L.C., its general partner

By:	TC Group, L.L.C., its sole member

By:	TCG Holdings L.L.C., its managing member

By:	/s/ Glenn A. Youngkin
Name: Glenn A. Youngkin
Title: Managing Director

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO SHAREHOLDERS AGREEMENT]

CARLYLE ENERGY COINVESTMENT III, L.P.

By:	Carlyle Energy Coinvestment III GP, L.L.C., its General Partner

By:	/s/ Glenn A. Youngkin
Name: Glenn A. Youngkin
Title: Managing Director

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO SHAREHOLDERS AGREEMENT]

CARLYLE/RIVERSTONE KNIGHT INVESTMENT PARTNERSHIP, L.P.

By:	Carlyle/Riverstone Energy Partners III, L.P., its General Partner

By:	C/R Energy GP III, LLC, its General Partner

By:	/s/ Thomas Walker
Name: Thomas Walker
Title: Authorized Person

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO SHAREHOLDERS AGREEMENT]

C/R KNIGHT PARTNERS, L.P.

By:	Carlyle/Riverstone Energy Partners III, L.P., its General Partner

By:	C/R Energy GP III, LLC, its General Partner

By:	/s/ Thomas Walker
Name: Thomas Walker
Title: Authorized Person

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO SHAREHOLDERS AGREEMENT]

C/R ENERGY III KNIGHT NON-U.S. PARTNERSHIP, L.P.

By:	Carlyle/Riverstone Energy Partners III, L.P., its General Partner

By:	C/R Energy GP III, LLC, its General Partner

By:	/s/ Thomas Walker
Name: Thomas Walker
Title: Authorized Person

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO SHAREHOLDERS AGREEMENT]

RIVERSTONE ENERGY COINVESTMENT III, L.P.

By:	Riverstone Coinvestment GP LLC, its General Partner

By:	/s/ Thomas Walker
Name: Thomas Walker
Title: Authorized Person

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO SHAREHOLDERS AGREEMENT]